EXHIBIT 11


                                AMGEN INC.

                     COMPUTATION OF PER SHARE EARNINGS
                            PRIMARY COMPUTATION

               Years ended December 31, 1995, 1994 and 1993
                   (In millions, except per share data)


                                                1995      1994      1993
                                              -------   -------   -------
   Income before cumulative effect of a
      change in accounting principle........   $537.7    $319.7    $374.6

   Cumulative effect of a change in
      accounting principle..................        -         -       8.7
                                               ------    ------    ------
   Net income...............................   $537.7    $319.7    $383.3
                                               ======    ======    ======
   Applicable common and common stock
      equivalent shares:

      Weighted average shares of common
        stock outstanding during the period.    265.0     266.3     270.5

      Incremental number of shares
        outstanding during the period
        resulting from the assumed
        exercises of stock options and
        warrants............................     15.7      13.3      16.7
                                               ------    ------    ------
   Weighted average shares of common stock
      and common stock equivalents
      outstanding during the period.........    280.7     279.6     287.2
                                               ======    ======    ======
   Earnings per common share primary:

      Income before cumulative effect of a
        change in accounting principle......   $ 1.92    $ 1.14    $ 1.30

      Cumulative effect of a change in
        accounting principle................        -         -       .03
                                               ------    ------    ------
   Net income...............................   $ 1.92    $ 1.14    $ 1.33
                                               ======    ======    ======

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                                                                 EXHIBIT 11


                                AMGEN INC.

                     COMPUTATION OF PER SHARE EARNINGS
                         FULLY DILUTED COMPUTATION

               Years ended December 31, 1995, 1994 and 1993
                   (In millions, except per share data)

                                                1995      1994      1993
                                              -------   -------   -------
   Income before cumulative effect of a
      change in accounting principle........   $537.7    $319.7    $374.6

   Cumulative effect of a change in
      accounting principle..................        -         -       8.7
                                               ------    ------    ------
   Net income...............................   $537.7    $319.7    $383.3
                                               ======    ======    ======
   Applicable common and common stock
      equivalent shares:

      Weighted average shares of common
        stock outstanding during the period.    265.0     266.3     270.5

      Incremental number of shares
        outstanding during the period
        resulting from the assumed
        exercises of stock options and
        warrants............................     20.3      15.9      18.1
                                               ------    ------    ------
   Weighted average shares of common stock
      and common stock equivalents
      outstanding during the period........     285.3     282.2     288.6
                                               ======    ======    ======
   Earnings per common share primary:

      Income before cumulative effect of a
        change in accounting principle.....    $ 1.88    $ 1.13    $ 1.30

      Cumulative effect of a change in
        accounting principle...............         -         -       .03
                                               ------    ------    ------
   Net income..............................    $ 1.88    $ 1.13    $ 1.33
                                               ======    ======    ======
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